EXHIBIT 99.3

The expenses to be incurred by the Company relating to the registration and offering of 14,950,000 shares of common stock pursuant to a Registration Statement on Form S-3 (File No. 333-137225) and a related prospectus supplement filed with the Securities and Exchange Commission on August 7, 2008 is estimated to be as follows:

Estimated Fees
SEC registration fee	$21,000
Legal fees and expenses	266,000
Fees and expenses of qualification under state securities laws (including legal fees)	—
Accounting fees and expenses	265,000
Printing fees	30,000
Total expenses	$582,000